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                                                                    Exhibit 10.1


                           INDEMNITY ESCROW AGREEMENT

         This Indemnity Escrow Agreement (the "AGREEMENT") is entered into as of December 16, 1999 by and among DALEEN TECHNOLOGIES, INC., ("PARENTCO"), DALEEN CANADA CORPORATION, a newly formed Nova Scotia unlimited liability company (the "COMPANY"), the holders of all of the issued and outstanding shares of INLOGIC SOFTWARE, INC. ("INLOGIC") identified on Exhibit A hereto as such (collectively, the "INLOGIC SHAREHOLDERS"), Mohammed Aamir as representative of the Inlogic Shareholders (the "ESCROW REPRESENTATIVE") and MONTREAL TRUST COMPANY OF CANADA, as escrow agent (the "ESCROW AGENT").

         WHEREAS, pursuant to a Share Purchase Agreement (the "PURCHASE AGREEMENT") dated as of the date hereof, by and among ParentCo, the Company, Inlogic and the Inlogic Shareholders, the Company is purchasing all of the issued and outstanding shares in Inlogic in consideration for the issuance of either exchangeable shares of its share capital (the "EXCHANGEABLE SHARES") or shares of common stock, $0.01 par value per share, of ParentCo ("PARENTCO COMMON STOCK");

         AND WHEREAS, the Inlogic Shareholders have agreed to indemnify the Company and ParentCo against breaches of the representations, warranties and covenants made by the Inlogic Shareholders in the Purchase Agreement and against certain other matters as specified in Article 9 of the Purchase Agreement;

         AND WHEREAS, to secure payment of the Inlogic Shareholders' indemnification obligations, 348,485 Exchangeable Shares of the Company and 9,265 shares of ParentCo Common Stock are being deposited, pursuant to Section
2.4 of the Purchase Agreement, in escrow to be held as hereinafter provided;
and

         AND WHEREAS the foregoing recitals are made as representations and statements of fact by the parties other than the Escrow Agent.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Escrow and Escrow Shares.

         Pursuant to the Purchase Agreement, the Company shall deposit in escrow with the Escrow Agent, as escrow agent, such amount in cash as required by the Purchase Agreement, a stock certificate or certificates representing 348,485 Exchangeable Shares issued, 9,265 shares of ParentCo Common Stock (together, the "ESCROW SHARES" and together with additions to or earnings on the same, the "ESCROW DEPOSIT") which Escrowed Shares shall be registered in the name of the Escrow Agent, or its nominee, as agent for the beneficial owners of such shares. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions hereof. The number of Escrow Shares beneficially owned by each Shareholder is set forth in Schedule A hereto.
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2.       Exchange and Permitted Transfers.

The Exchangeable Shares may be exchanged into ParentCo Common Stock (or any other securities) during the Escrow Period and the Exchangeable Shares may be transferred within escrow solely in favour of Daleen Callco Corporation, if required to effect such an exchange. The Inlogic Shareholder desiring such exchange shall deliver to the Escrow Agent a notice stating the number of Exchangeable Shares (such number not to exceed the total number of Exchangeable Shares that the Escrow Agent is holding on behalf of such Inlogic Shareholder) he or she wishes to exchange. The Escrow Agent shall deliver to the Company such notice together with an Exchangeable Share certificate(s) representing at least that number of Exchangeable Share being exchanged. The Company shall return to the Escrow Agent the ParentCo Common Stock into which the Exchangeable Shares have been exchanged and any other consideration resulting from such exchange as well as a new Exchangeable Share certificate representing the balance of any Exchangeable Shares not exchanged all of which shall form part of the Escrow Deposit. The Company shall return such consideration within 10 business days.

         The ParentCo Common Stock may be transferred within the Escrow Period, provided that (i) such transfer is effected pursuant to the registration rights agreement dated the date hereof between ParentCo and the Employee Shareholders or pursuant to a valid exemption under Rule 144 of the Securities Act of 1933, as amended; (ii) the Employee Shareholder represents in writing to the Escrow Agent that he or she does not hold any Exchangeable Shares or ParentCo Common Stock other than the Escrow Shares or that he or she is transferring any other ParentCo Common Stock it holds as part of such transfer; and (iii) the Employee Shareholder shall return to the Escrow Agent to form part of the Escrow Amount, the pre-tax net proceeds received by the Employee Shareholder from such transfer. The Escrow Agent shall have no duty to determine the accuracy of such notice. Upon receipt of such notice the Escrow Agent will forward the ParentCo Common Stock in question to the Inlogic Shareholder with a power of attorney. The Inlogic Shareholder shall return to the Escrow Agent to form part of the Escrow Deposit, the pre-tax net proceeds received by the Inlogic Shareholder from such transfer and the balance of the ParentCo Common Stock represented by the certificate released not transferred within 10 business days of the Escrow Agent's release of same. If the Escrow Agent does not receive such proceeds within 10 business days it will notify the Company. The Escrow Agent shall have no duty to ensure that the Inlogic Shareholder deposits such proceeds or to determine the sufficiency of such proceeds.

3.       Investment of Escrow.

         The Escrow Agent shall invest all cash, if any, held as part of the Escrow Deposit only in such specific investments as the Company, The Inlogic Shareholders and the Escrow Representative shall from time to time jointly direct in writing to the Escrow Agent. If the amount of cash is insufficient to invest the cash will be deposited into an interest bearing trust account of the Escrow Agent.

         Until further written notice, cash in the Escrow Deposit shall be invested in an interest bearing trust account of the Escrow Agent secured by federal regulators, money market funds, guaranteed investment certificates, treasury bills, or any debtor bond
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obligations rated AAA by Standard & Poor's or Dominion Bond Rating Service, or
the equivalent rating by such other rating agency as the Escrow Representative, the Company and the Inlogic Shareholders may direct. Unless otherwise directed in writing by the Escrow Representative, the Company and the Inlogic Shareholders, the Escrow Agent shall not invest all or any portion of the Escrow Deposit in any investment if the maturity date of such investment is later than the last day of the Escrow Period (as defined below).

4.       Rights and Obligations of the Parties.

         The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein (collectively, the "DUTIES"), in accordance with the terms and conditions of this Agreement. ParentCo, the Company, the Escrow Representative and the Inlogic Shareholders shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein, in accordance with the terms hereof.

5.       Escrow Period.

         The Escrow Period shall terminate with respect to the Escrow Deposit at the expiration of eighteen (18) months after the date of this Agreement; provided, however, that all or a portion of the Escrow Deposit, which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Escrow Representative prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Deposit until such claims have been resolved.

6.       Delivery of Escrow Shares to Inlogic Shareholders.

         Promptly following the termination of the Escrow Period as set forth above, the Escrow Agent shall deliver to the Inlogic Shareholders the number of Escrow Shares and the amount of other property in the Escrow Deposit which exceed the number of Escrow Shares and the amount of any other property sufficient to satisfy any unsatisfied claims specified in any notice of claim delivered to the Escrow Agent and the Escrow Representative prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the expiration of the Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Inlogic Shareholders all of the Escrow Shares and other property remaining in the Escrow Deposit and not required to satisfy such claims. Each Inlogic Shareholder shall receive that number of Escrow Shares and the amount of any property in the Escrow Deposit which bears the same relationship to the total number of Escrow Shares and the amount of any property in the Escrow Deposit available for distribution as the number of Escrow Shares set forth opposite the name of each such Inlogic Shareholder on Exhibit A hereto bears to the total number of Escrow Shares on Exhibit A.

7.       Amounts Earned on Escrow Deposit: Tax Matters.

         All amounts earned, paid or distributed with respect to the Escrow Deposit, if any (whether interest, dividends, distributions from ParentCo with respect to the Escrow Shares or otherwise), shall become a part of the Escrow Deposit, shall be held hereunder upon the same terms as the original Escrow Deposit and shall be distributed together with the underlying portion of the original Escrow Deposit pursuant to the terms of this Agreement.
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The parties agree that the Inlogic Shareholders will include all amounts earned on the Escrow Deposit (or allocated or distributed with respect thereto) in their gross income for federal, provincial and local income tax (collectively, "INCOME TAX") purposes and pay any income tax resulting therefrom, pro rata in accordance with their combined ownership percentage as set forth on Exhibit A.

8.       Claims Against Escrow Deposit.

         (a) At any time or times prior to the termination of the Escrow Period, the Company, ParentCo or any successor of the Company or ParentCo, may make claims against the Escrow Deposit for indemnification pursuant to and in accordance with Article 9 of the Purchase Agreement. The Company or ParentCo, as the case may be, shall notify the Escrow Representative and the Escrow Agent in writing (by registered mail) promptly upon determination to make a claim and in any event prior to the expiration of the Escrow Period of each such claim, including a summary of the amount of, and bases for, such claim. The Company or ParentCo shall notify the Escrow Agent forthwith of the date upon which the Escrow Representative received the notice by registered mail. The Escrow Agent shall have no duty to ensure the sufficiency of any claim. If the Escrow Representative shall dispute such claim, the Escrow Representative shall give written notice thereof to the Company or ParentCo and to the Escrow Agent within forty-five
                  (45) days after receipt of notice of the Company's or ParentCo's claim, in which case the Escrow Agent shall continue to hold the Escrow Deposit in accordance with the terms of this Agreement; otherwise, such claim shall be deemed to have been acknowledged to be payable out of the Escrow Deposit in the full amount thereof and the Escrow Agent shall use its best efforts to pay such claim to the Company, ParentCo or Inlogic, as the case may be within three
                  (3) business days after expiration of said forty-five (45) day period or as soon thereafter as possible following the determination of the Current Market Price of the Escrow Shares pursuant to Section 6(b)(ii) below. If the amount of the claim exceeds the value of the Escrow Deposit, the Escrow Agent shall have no liability or responsibility for any deficiency.

         (b) The Escrow Agent shall follow the procedure below in making any payment in satisfaction of a claim against the Escrow
                  Deposit:

                  (i) The Escrow Agent shall make such payment first from cash additions to or earnings on the Escrow Shares or from the cash initially deposited, if any, until all cash in the Escrow Deposit has been exhausted.

                  (ii) To the extent that any claim exceeds the amount of cash in the Escrow Deposit, the Escrow Agent shall make payment from the Escrow Shares in such number of Escrow Shares (computed to the nearest whole unit) having a value equal to the value of the claim not satisfied by cash payment. Any payment of Escrow Shares by the Escrow Agent to the Company or ParentCo, as the case may be, shall be
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                           treated as a sale by the Inlogic Shareholders of
                           such Escrow Shares for the value described herein. The value of an Escrow Share for purposes of this Section shall be the Current Market Price of the ParentCo Common Stock (as hereinafter defined). ParentCo shall as specified in (iii), below, notify the Escrow Representative and Escrow Agent in writing of the Current Market Price. As well, ParentCo will deliver to the Escrow Agent and the Escrow Representative written notice of the number of Escrowed Shares which are to be set aside or paid out with respect to any claim under this Agreement, based on its determination of the Current Market Price on which the Escrow Agent is entitled to rely.

                  (iii) For the purpose of this Agreement, Current Market Price for any date means the average of the closing prices of a share of ParentCo Common Stock during a period of 20 consecutive trading days ending five trading days before such date on a national securities exchange or the Nasdaq National Market (in either case, a "NATIONAL EXCHANGE").

         The Escrow Shares delivered to the Company or ParentCo, as the case may be, in satisfaction of a claim shall be allocated among the Inlogic Shareholders so as to reduce each Inlogic Shareholder's interest in the remaining Escrow Shares in proportion to their respective ownership percentages as set forth on Exhibit A hereto. In the event that the Escrow Agent must make payment with a number of Escrow Shares less than or different from the number of Shares represented by a certificate in the Escrow Deposit, the Escrow Agent shall surrender such certificate to the Company or ParentCo, as the case may be, the Company or ParentCo, as the case may be, shall issue to the Escrow Agent certificates of either Exchangeable Shares of the Company or ParentCo Common Stock, as the case may be, identical in form but for the number of Escrow Shares as necessary to allow for proper payment of the claim so long as the number of Escrow Shares of the new certificates plus the amount of Escrow Shares used to satisfy such claim shall be equivalent to the total number of Escrow Shares covered by the surrendered certificate.

9.       Disputed Claims.

         (a) If the Escrow Representative shall dispute an indemnification claim of the Company or ParentCo as above provided, the Escrow Agent shall set aside a portion of the Escrow Deposit sufficient to pay said claim in full as reasonably determined by the Company or ParentCo in good faith (the "SET ASIDE AMOUNT"). ParentCo or the Company shall notify the Escrow Agent in writing of the Set Aside Amount. If ParentCo or the Company notifies the Escrow Agent in writing that it has made out-of-pocket expenditures in connection with any such disputed claim for which it is entitled to be indemnified under the Purchase Agreement and provides paid receipts for such expenditures, in addition to expenditures included in the Set Aside Amount, an amount equal to such additional expenditures shall be added to the Set Aside Amount. The appropriate number of Escrow Shares in the Set Aside Amount shall be determined by the procedure described in Section 8(b)(ii) above.
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         (b)      If the disputed indemnification claim has not been resolved or compromised within sixty (60) days after the Escrow Agent's receipt of the Escrow Representative's notice of dispute of the same, or in the event of a third-party claim or suit, within fifteen (15) days after its resolution or compromise, said indemnification claim shall be referred to the American Arbitration Association, to be settled by binding arbitration before a panel of three arbitrators in Toronto, in accordance with the commercial arbitration rules of the Association. The fees and expenses of the arbitrators shall be borne equally by the Inlogic Shareholders on the one hand and the Company and ParentCo on the other. In no event shall the Escrow Agent be responsible for any fee or expense of any party to any arbitration proceeding. The determination of the arbitrators as to the amount, if any, of the indemnification claim which is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof, including, without limitation, any court in the Province of Ontario. The arbitrators shall have the authority in their discretion to award to the prevailing party reasonable costs and expenses including attorney's fees and the cost of arbitration. The Escrow Agent shall use its best efforts to make payment of such claim, as and to the extent allowed, to the Company or ParentCo, as the case may be, of or out of the Set Aside Amount (or if insufficient, out of the Escrow Deposit) within three (3) business days following the Escrow Agent's receipt of said determination or as soon thereafter as possible.

         (c) Notwithstanding Section 9(b), if a disputed indemnification claim has not been resolved or compromised as of the date of termination of the Escrow Period, and such claim does not involve a third-party claim or suit, the Company, ParentCo or Inlogic and the Escrow Representative shall continue to negotiate in good faith a settlement of such claims for a period of ten (10) days after the date of termination of the Escrow Period. If, after the expiration of such ten-day period, such indemnification claim still has not been resolved or compromised, such claim shall be settled in accordance with the arbitration provisions set forth in
                  Section 9(b).

         (d) It is understood and agreed that should any dispute arise under this Section 9, the Escrow Agent, upon receipt of written notice of such dispute or claim by the Escrow Representative, is authorized and directed to retain in its possession without liability to anyone, the Set Aside Amount relating to such dispute plus any expenditures of the Company or ParentCo made pursuant to Section 9(a) until such dispute shall have been settled pursuant to this Section 9. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Deposit.

         (e) In connection with the resolution of a disputed indemnification claim, the arbitrator may award, in its discretion, to the Inlogic Shareholders interest for the period from the date which is 18 months from the date hereof until the date of release of the Set Aside Amount or a portion thereof to the Inlogic Shareholders, provided that the Company or ParentCo has been unsuccessful
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                  in its indemnification claim and such interest shall be on the portion of the Set Aside Amount which is being returned to the Inlogic Shareholders following resolution of the dispute. Such amount shall be paid by ParentCo promptly after such award.

         (f) Other than as otherwise provided for in Article 9 of the Purchase Agreement, the Escrow Deposit shall constitute the sole recourse of the Company or ParentCo to satisfy its claims pursuant to such Article 9 of the Purchase Agreement.

         (g) Once all outstanding claims have been resolved, ParentCo, the Company and the Escrow Representative shall jointly execute a written notice to such effect and deliver such notice to the Escrow Agent.

10.      Termination.

         This Agreement shall terminate on the date that the Escrow Deposit is reduced to zero as the result of payments by the Escrow Agent to the Company, ParentCo, Inlogic in accordance with the provisions of Section 8 or Section 9. If, however, the Escrow Deposit has not been reduced to zero as of the date that there are no outstanding indemnification claims on such date of which the Escrow Agent has received notice hereunder, the Escrow Agent shall distribute the amount remaining in the Escrow Deposit to the Inlogic Shareholders in accordance with Section 6 hereof. After such payment this Agreement shall terminate; otherwise this Agreement shall continue in effect until all indemnification claims the Company or ParentCo has made pursuant to Section 9 hereof on or prior to the date of termination of the Escrow Period shall have been disposed of. As of the date of termination of the Escrow Period, an amount of the Escrow Deposit adequate to cover all disputed and undisputed claims made by the Company, ParentCo or Inlogic pursuant to Section 8 hereof will be held by the Escrow Agent (with the number of Escrow Shares, if any, to be retained determined in accordance with Section 8(b)(ii)) and the Escrow Agent shall distribute on the date of termination of the Escrow Period the balance, if any, of the Escrow Deposit to the Inlogic Shareholders in accordance with their respective ownership percentages as set forth on Exhibit A hereto. At such time as all remaining indemnification claims hereunder have been resolved and the Escrow Agent has received a written notice executed by the Company, ParentCo and the Escrow Representative pursuant to Section 9(g), or notification of a determination of the arbitrators pursuant to Section 9(b), to that effect and any amounts to be distributed to ParentCo or the Company in connection therewith have been so distributed, the Escrow Agent shall distribute the remaining Escrow Deposit, if any, to the Inlogic Shareholders in accordance with their respective ownership percentages as set forth on Exhibit A hereto.
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11.      The Escrow Agent.

         (a) Direction from the Company, ParentCo and Escrow Representative. Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Deposit as directed by a writing signed by the Company, ParentCo and Escrow Representative.

         (b) Reliance by Escrow Agent; Liability of Escrow Agent. Except with respect to capitalized terms used herein and defined in the Purchase Agreement, the Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Deposit that is not expressly authorized pursuant to this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payment that may be due hereunder. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's gross negligence and willful misconduct was the primary cause of any loss to the Company, ParentCo or the Inlogic Shareholders. In the administration of the Escrow Deposit hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. The Company, ParentCo and the Inlogic Shareholders jointly and severally hereby agree to indemnify and hold the Escrow Agent and its directors, officers, agents and employees (collectively, the "INDEMNITEES") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees and expenses ("LOSSES") that may be imposed on, incurred by, or asserted against the Indemnitees or any of them for following any instructions or other directions upon which the Escrow Agent is authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, the Company, ParentCo and the Inlogic Shareholders also agree jointly and severally to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Indemnities' performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct. In addition, without limiting the foregoing, with respect to a
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                  distribution made by ParentCo or the Company or any exchange or transfer of any Escrowed Shares, ParentCo will retain counsel for the Escrow Agent to advise the Escrow Agent on tax reporting issues. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits). As between the Company and ParentCo on the one hand and the Inlogic Shareholders on the other, each shall bear equally the indemnification obligations set forth in this Section 11(b). The provisions of this Section 11(b) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent for any reason.

         (c) Fees and Expenses of the Escrow Agent. All fees of the Escrow Agent for its services hereunder, together with any expenses reasonably incurred by the Escrow Agent in connection with this Agreement, shall be paid by the Company. All fees of the Escrow Agent in connection herewith shall be due upon receipt of an invoice from the Escrow Agent delivered to the Company.

         (d)      Resignation and Removal of Escrow Agent; Successor Escrow
                  Agent.

                  (i) The Escrow Agent may resign from its duties hereunder by giving each of the parties hereto not less than thirty (30) days prior written notice of the effective date of such resignation (which effective date shall be at least thirty (30) days after the date such notice is given). In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument (which effective date shall be at least thirty (30) days after the date such notice is given) signed by the Company, ParentCo and the Escrow Representative and delivered to the Escrow Agent. The parties hereto intend that a successor escrow agent mutually acceptable to the Escrow Representative, the Company, and ParentCo will be appointed to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement in the event of the Escrow Agent's resignation or removal. Upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Deposit to such successor escrow agent, together with an accounting of the investments held by it and all transactions related to this Agreement, including any distributions made and such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Deposit as such successor may reasonably request. If on or before the effective date of such resignation or removal, a successor escrow agent has not been appointed, the Escrow Agent shall cease its functions at the expiry of the notice period and may retain all and any property in its possession hereunder on a merely safe keeping basis, at a fee to be determined by the Escrow Agent, acting reasonably.

         Upon written acknowledgement by a successor escrow agent appointed in accordance with this Agreement to serve as escrow agent hereunder and the receipt of the property then
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comprising the Escrow Deposit, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to Section 11(b) of this Agreement, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

                           (ii) Any corporation, association or other entity into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or otherwise transfer all or substantially all of its corporate trust business, or any corporation, association or other entity resulting from any such merger, conversion, consolidation, sale or other transfer, shall, ipso facto, be and become successor Escrow Agent hereunder, vested with all of the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act on the part or any of the parties hereto, anything herein to the contrary notwithstanding.

                  (e) The Escrow Agent shall have the right to consult with and obtain advice from legal counsel employed or appointed by it, who may but need not be legal counsel for the Company, in the event of any questions as to any of the provisions hereof or its duties hereunder. The cost of such services shall be reasonable expenses pursuant to s. 11(c) hereof.

                  (f) The Escrow Agent shall disburse monies hereunder only to the extent that monies have been deposited with it.

                  (g) The Escrow Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear documentation which complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

                  (h) The Escrow Agent shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means.

                  (i) The forwarding of a cheque by the Escrow Agent will satisfy and discharge the liability for any amounts due to the extent of the sum or sums represented thereby. In the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Escrow Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, will issue to such payee a replacement cheque for the amount of such cheque.

                  (j) None of the provisions contained in this Agreement require the Escrow Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

12.      Voting of Escrow Shares.

         So long as any Escrow Shares are retained by the Escrow Agent, the Inlogic Shareholders in accordance with their respective ownership percentages as set forth on Exhibit A hereto, shall be entitled to exercise the voting power, if any, with respect to the Escrow Shares, in accordance with their respective ownership percentages as set forth on Exhibit A hereto. ParentCo and the Company shall provide to the Escrow Agent such sufficient number of copies of materials to be provided to the Inlogic Shareholders in sufficient time for the Escrow Agent to provide the materials to the Inlogic Shareholders in order that the Inlogic Shareholders may exercise their voting power. The Escrow Agent shall not exercise the voting power of the Inlogic Shareholders.

13.      Governing Law.

         IT IS THE PARTIES' INTENT THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS APPLICABLE THEREIN.

14.      Counterparts.

         This Escrow Agreement may be executed in one or more counterparts, all of which documents shall be considered one and the same document.

15.      Notices.

         Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered or delivered by overnight delivery service or sent by facsimile transmission:

         TO PARENTCO :               Daleen Technologies, Inc.
                                     902 Clint Moore Road
                                     Suite 230
                                     Boca Raton, Florida 33487

                                     Attention: Stephen Wagman
                                     Fax: (561) 995-1979

         With a copy to:             Morris, Manning & Martin L.L.P.
                                     1600 Atlanta Financial Center
                                     3343 Peachtree Road, N.E.
                                     Atlanta, Georgia 30326

                                     Attention: David M. Calhoun
                                     Fax: (404) 365-9532

         TO THE COMPANY:                    Daleen Canada Corporation
                                            902 Clint Moore Road
                                            Suite 230
                                            Boca Raton, Florida 33487

                                            Attention: Stephen Wagman
                                            Fax: (561) 995-1979

         With a copy to:                    Stikeman, Elliott
                                            Barristers & Solicitors
                                            Suite 5300
                                            Commerce Court West
                                            Toronto, Ontario  M5L 1B9

                                            Attention:  Nathalie Mercure
                                            Facsimile:  (416) 947-0866

         And a copy to:                     Morris, Manning & Martin L.L.P.
                                            1600 Atlanta Financial Center
                                            3343 Peachtree Road, N.E.
                                            Atlanta, Georgia 30326

                                            Attention: David M. Calhoun
                                            Facsimile: (404) 365-9532

         TO THE HOLDERS:                    See Exhibit B

         TO THE ESCROW REPRESENTATIVE:      Mohammed Aamir
                                            123 Scadding Avenue
                                            Apt. 819
                                            Toronto, Ontario
                                            M5A 4J3


         With a copy to:                    Blake, Cassels & Graydon
                                            Box 25, Commerce Court West
                                            Toronto, Ontario
                                            M5L 1A9
                                            Attention: John Tuzyk
                                            Facsimile: (416) 863-2653

         TO THE ESCROW AGENT:              Montreal Trust Company of Canada
                                           151 Front Street West
                                           Suite 605
                                           Toronto, Ontario
                                           M5J 2N1

                                           Attention:  Manager Corporate
                                                       Trust Services
                                           Facsimile:  (416) 981-9777


         Addresses may be changed by written notice given pursuant to this Section. Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

16.      Force Majeure.

         Neither the Company, ParentCo, Inlogic, the Inlogic Shareholders nor the Escrow Agent shall be responsible for delays or failures in performance under this Agreement resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

17.      Modifications.

         This Agreement may not be altered or modified nor may any condition or covenant set forth herein be waived, without the express written consent of the parties hereto and the consent of the Escrow Representative shall bind each of the Inlogic Shareholders. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

18.      Reproduction of Documents.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by a photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed as of the date first written above.


                                        DALEEN CANADA CORPORATION



                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


                                        DALEEN TECHNOLOGIES, INC.



                                        By:
                                           ------------------------------------
                                             Name:



                                        MONTREAL TRUST COMPANY OF
                                        CANADA



                                        By:
                                            -----------------------------------
                                              Name




                                        By:
                                            -----------------------------------
                                              Name:



                                            -----------------------------------
                                              Mohammed Aamir,
                                              As Escrow Representative




                                        INLOGIC SHAREHOLDERS:



                                        ---------------------------------------
                                        MOHAMMED AAMIR

                                           ------------------------------------
                                           CARL SCASE



                                           ------------------------------------
                                           CORNELIU IONESCU



                                           ------------------------------------
                                           MANSOOR AHMED



                                           ------------------------------------
                                           MING HAN



                                           ------------------------------------
                                           CHARLES BARTON



                                           ------------------------------------
                                           STEPHEN SMITH



                                           ------------------------------------
                                           NAHLA RASHAD



                                           ------------------------------------
                                           GEORGE TIMMES





                                           01303949 ONTARIO INC.



                                           By:
                                              ---------------------------------
                                                Name:
                                                Title:


                              SIGNATURES CONTINUED


                                           THE VENGROWTH INVESTMENT
                                           FUND INC.



                                           By:
                                              ---------------------------------
                                                Name:
                                                Title:

                                   EXHIBIT A

                             OWNERSHIP PERCENTAGES

-------------------------------------------------------------------------------------------
                                                NUMBER OF
                                                ---------
     INLOGIC SHAREHOLDER                    EXCHANGEABLE SHARES       OWNERSHIP PERCENTAGE
     -------------------                    -------------------       --------------------
-------------------------------------------------------------------------------------------
VenGrowth                                          94,351                    26.373%
-------------------------------------------------------------------------------------------
Mohammad Aamir                                    153,544                    42.918%
-------------------------------------------------------------------------------------------
Carl Scase                                          9,265                     2.589%
-------------------------------------------------------------------------------------------
Corneliu Ionescu                                    8,603                     2.404%
-------------------------------------------------------------------------------------------
Mansoor Ahmed                                         264                     0.073%
-------------------------------------------------------------------------------------------
1303949 Ontario Inc.                               72,930                    20.386%
-------------------------------------------------------------------------------------------
Ming Han                                            2,382                     0.665%
-------------------------------------------------------------------------------------------
Charles Barton                                      2,382                     0.665%
-------------------------------------------------------------------------------------------
Stephen Smith                                       2,382                     0.665%
-------------------------------------------------------------------------------------------
Nahla Rashad                                        2,382                     0.665%
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                             NUMBER OF DALEEN
                                             ----------------
     INLOGIC SHAREHOLDER                       COMMON STOCK           OWNERSHIP PERCENTAGE
     -------------------                       ------------           --------------------
-------------------------------------------------------------------------------------------
George Timmes                                     9,265                        2.589%
-------------------------------------------------------------------------------------------
TOTAL                                           357,750                       99.992%
-------------------------------------------------------------------------------------------
                                                     15%
-------------------------------------------------------------------------------------------

                                   EXHIBIT B

                       ADDRESSES OF EMPLOYEE/SHAREHOLDERS

----------------------------------------------------------------------
THE VENGROWTH INVESTMENT FUND INC.         145 Wellington Street West
                                           Suite 200
                                           Toronto, Ontario
                                           M5J 1H8
----------------------------------------------------------------------
MOHAMMAD AAMIR                             123 Scadding Avenue
                                           Suite 819
                                           Toronto, Ontario
                                           M5A 4J3
----------------------------------------------------------------------
CARL SCASE                                 43 Jessie Cres
                                           P.O. Box 194
                                           Sharon, Ontario
                                           L0G 1V0
----------------------------------------------------------------------
CORNELIU IONESCU                           43 Appian Drive
                                           North York, Ontario
                                           M2J 2P8
----------------------------------------------------------------------
MANSOOR AHMED                              75 Graydon Hall Drive
                                           #1901
                                           Toronto, Ontario
                                           M3A 3M5
----------------------------------------------------------------------
1303949 ONTARIO INC.                       55 York Street
                                           Suite 1600
                                           Toronto, Ontario
                                           M5J 1R7
----------------------------------------------------------------------
MING HAN                                   118 Royal Palm Drive
                                           Brampton, Ontario
                                           L6Z 1P7
----------------------------------------------------------------------
CHARLES BARTON                             44 Dunfield Avenue 1516
                                           Toronto, Ontario
                                           M4S 2H2
----------------------------------------------------------------------
STEPHEN SMITH                              27 Columbine Avenue
                                           Toronto, Ontario
                                           M4L 1P4
----------------------------------------------------------------------
NAHLA RASHAD                               1263 Winterbourne Drive
                                           Oakville, Ontario
                                           L6J 7E4
----------------------------------------------------------------------
GEORGE TIMMES                              1002 Quaker Ridge Way
                                           Duluth, GA 30097
                                           U.S.A.
----------------------------------------------------------------------